UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2010

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On May 24, 2010, STAAR Surgical Company provided a notice of non-renewal to David Bailey with respect to the Executive Employment Agreement for his services as President of International Operations between STAAR and Mr. Bailey dated November 27, 2007, which has a three-year term expiring on November 27, 2010.  Under its terms, the Executive Employment Agreement automatically renews for an additional one-year period unless STAAR provides notice of non-renewal at least six months before the end of the term.  Mr. Bailey remains employed as STAAR’s President, Asia Pacific Operations. The Executive Employment Agreement is provided as Exhibit 10.67 to this Report, and is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

May 28, 2010	By: /s/ Barry G. Caldwell Barry G. Caldwell President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.67
Executive Employment Agreement by and between the Company and David Bailey, dated as of November 27, 2007 (incorporated by reference to Exhibit 10.67 to the Company’s Current Report on Form 8-K filed with the Commission on December 4, 2007).